UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 17, 2011

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

On February 17, 2011 we made this announcement on our website: Lamperd is pleased to announce that our new Middle East distributor AL-Asbar will be displaying our products at the prestigious 10th edition of IDEX, February 20-24, 2011 in Abu Dhabi.

AL-Asbar will be looking to incorporate our less lethal technology on the turret of their vehicle for public order use; this could include the Fox CCT long range crowd incapacitating system, the Defender II, or the 50 cal.; and when the RAG-30 less lethal sniper system is complete, this could be installed on the turret as well.

AL-Asbar has their booth at location 11-C38         Abu Dhabi is the seat of federal government and the country's capital.  The United Arab Emirates (UAE) lies on the south-eastern tip of the Arabian Peninsula, bordered by Saudi Arabia to the south and west and the Sultanate of Oman to the southeast, while Qatar lies to the northwest.

http://www.idexuae.ae

This news can be found at: www.lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: February 17, 2011